Exhibit 5.1

Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766-7000

November 6, 2012

Research Frontiers Incorporated
240 Crossways Park Drive
Woodbury, New York 11797

Ladies and Gentlemen:

     We have acted as counsel for Research Frontiers Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) the issuance and sale by the Company from time to time of (a) up to 3,000,000 shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”), including Common Stock as may from time to time be issued upon the exercise of the Warrants (defined below) and (b) warrants to purchase Common Stock (the “Warrants”); and (ii) the offering and sale by the parties listed as selling stockholders in the Registration Statement (the “Selling Stockholders”) from time to time of (a) up to 1,250,000 shares of Common Stock (the “Selling Stockholder Shares”); (b) up to 250,000 warrants exercisable for an aggregate of 250,000 shares of Common Stock (the “Selling Stockholder Warrants”); and (c) the 250,000 shares of Common Stock issuable by the Company upon exercise of the Selling Stockholder Warrants. The shares of the Common Stock, the Warrants, the Selling Stockholder Shares, Selling Stockholder Warrants, and the Warrant Shares are referred to herein collectively as the “Securities.”

     The Securities may be offered separately or together with other Securities, in separate offerings, and in amounts, at prices and on terms to be set forth in the prospectus (the “Prospectus”) and one or more supplements to the prospectus (each, a “Prospectus Supplement”) constituting a part of the Registration Statement, and in the Registration Statement.

     The Common Stock is to be issued under the Restated Certificate of Incorporation. The Warrants are to be issued under the warrant certificate in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Certificate”), to be issued by the Company.

     As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Securities to be issued and sold by the Company from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

     In connection with rendering this opinion, we have examined (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; and (iv) the form of warrant certificate with respect to the Selling Stockholder Warrants (the “Selling Stockholder Warrant Certificates”). We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

     In expressing our opinions below, we have assumed, with your consent, that:

  the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Securities Act and will comply with all applicable laws;

  the Registration Statement will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto) and the Prospectus and the applicable Prospectus Supplement(s);

  no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

  a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

  the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company;

  the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

  the Securities offered and sold will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company;

  the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

  the Securities offered and sold will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

  to the extent applicable, a definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

  any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based on the foregoing, we are of the opinion that:

          1. With respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (b) the due execution by the Company, countersignature and registration by the Company’s transfer agent/registrar and delivery on behalf of the Company of certificates (if issued as certificates) representing such Common Stock, (c) payment and delivery in accordance with the Purchase Agreement, and (d) in the case of Common Stock issuable upon the exercise of Warrants or the Selling Stockholder Warrants, completion of the actions in respect of such Warrants and Selling Stockholder Warrants referred to in paragraph 2 or 4 hereof (as the case may be), such Common Stock will be duly authorized, validly issued, and fully paid and nonassessable.

          2. With respect to any Warrants, upon (a) the due authorization, execution and delivery of the Warrant Certificates pursuant to which such Warrants are to be issued, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Warrants, (c) the due authorization, execution and delivery of such Warrant Certificates against payment therefor in accordance with the terms of such Warrants, and (d) the due authentication of such Warrant Certificates by the Company, such Warrants will be legally issued, valid and binding obligations of the Company.

          3. The Selling Stockholder Shares have been duly authorized, validly issued and are fully paid and nonassessable.

          4. The Selling Stockholder Warrants have been duly authorized and validly issued, and constitute valid and binding obligations of the Company entitled to the benefits of the Selling Stockholder Warrant Certificates, enforceable against the Company in accordance with their terms.

     The opinions set forth above are subject to the following qualifications and exceptions:

          a. Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

          b. Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

          c. Our opinions stated above are subject to limitations regarding the availability of indemnification and contribution where such indemnification and contribution may be limited by applicable law or the application of principles of public policy.

          d. We express no opinion as to the enforceability of (i) provisions that relate to choice of law or forum selection, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

          e. We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

FAEGRE BAKER DANIELS LLP

/s/ W. Morgan Burns
By: W. Morgan Burns